UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

THE GORMAN-RUPP COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Company was held on April 24, 2014 in Mansfield, Ohio (“Annual Meeting”). As of the record date, there were a total of 26,253,043 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 22,096,058 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting and the final voting results on each such matter.

1.	Fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The voting results were as follows:

	For	Withheld	Broker Non-Votes
James C. Gorman	18,924,463	75,782	3,095,813
Jeffrey S. Gorman	18,931,432	68,813	3,095,813
M. Ann Harlan	18,925,164	75,081	3,095,813
Thomas E. Hoaglin	18,550,995	449,250	3,095,813
Christopher H. Lake	18,842,722	157,523	3,095,813
Kenneth R. Reynolds	18,975,282	24,963	3,095,813
Rick R. Taylor	18,883,255	116,990	3,095,813
W. Wayne Walston	18,923,507	76,738	3,095,813

2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
16,968,424	339,470	1,692,351	3,095,813

3.	Ratify the appointment of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2014. The voting results were as follows:

For	Against	Abstain
21,968,803	83,323	43,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

April 30, 2014